UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3689303
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

545 Washington Boulevard Jersey City, New Jersey	07310
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with Knight Capital Group, Inc.’s (the “Company”) transfer of listing of its shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) from The Nasdaq Global Select Market to the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Class A Common Stock, reference is made to the information set forth under the caption “Description of Capital Stock” contained in the Company’s Registration Statement on Form S-1 (File No. 333-51653), filed with the SEC on July 7, 1998, as amended (the “Registration Statement on Form S-1”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as well as any amendments or supplements to such Registration Statement on Form S-1 filed subsequent thereto, and any and all amendments and reports filed for the purpose of updating such description, which description is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KNIGHT CAPITAL GROUP, INC.

Dated: May 20, 2010	By:	/s/ ANDREW M. GREENSTEIN
	Name:	Andrew M. Greenstein
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary